ADDENDUM

This Addendum (“Addendum”) to the Investment Agreement dated January 12, 2010 (the "Investment Agreement") between Dutchess Opportunity Fund, II, LP ("Dutchess") and Platinum Studios, Inc., (the "Company") is made this XXth day of March, 2010.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.                  Amendment to the Investment Agreement.

a.       The Investment Agreement is hereby amended to DELETE in its entirety the definition of Purchase Price and contemporaneously the Investment Agreement is hereby amended to INSERT the following sentence as the amended definition of Purchase Price:

"Purchase Price" shall mean ninety-five percent (95%) of the lowest daily VWAP (as defined herein) during the Pricing Period.

b.      The Investment Agreement is hereby amended to DELETE in its entirety the Section 3 (G) and contemporaneously the Investment Agreement is hereby amended to INSERT the following sentence as the amended Section 3 (G):

(G) INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

c.       The Investment Agreement is hereby amended to DELETE in its entirety the Section 4 (D) and contemporaneously the Investment Agreement is hereby amended to INSERT the following sentence as the amended Section 4 (D):

(D) ISSUANCE OF SHARES. The Company has reserved 41,000,000 Shares for issuance pursuant to this Agreement, which have been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 5(F) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

Any such reference made in the Investment Agreement to Purchase Price or Put Amount shall refer to the amended sections, as described herein.

2.                  No other terms, rights or provisions of the Investment Agreement are or should be considered to have been modified by the terms of this Addendum and each party retains all other rights, obligations, privileges and duties contained in Investment Agreement that correspond respectively to the Investment Agreement including but not limited to the Registration Rights Agreement between the Company and Dutchess.

Agreed and Accepted, and duly authorized to sign, on this XXth day of March, 2010

By Dutchess:  ___________________________________________________

                                 Douglas H. Leighton, Managing Director

By Company: ___________________________________________________

                                  Scott Rosenberg, Chief Executive Officer

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